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                                                                   EXHIBIT 10.17

                                                                          TIER I

                                  PC-TEL, INC.

                         MANAGEMENT RETENTION AGREEMENT

     This Management Retention Agreement (the "Agreement") is made and entered into by and between ________________________ (the "Executive") and PC-Tel, Inc. (the "Company"), effective as of the latest date set forth by the signatures of the parties hereto below (the "Effective Date").

                                R E C I T A L S
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     A.  It is expected that the Company from time to time may consider a Change of Control (as defined below). The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

     B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Executive with an incentive to continue his employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

     C. The Board believes that it is imperative to provide the Executive with severance benefits upon Executive's termination of employment following a Change of Control which provides the Executive with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

     D. Certain capitalized terms used in this Agreement are defined in Section 5 below.

     The parties hereto agree as follows:

     1.  Term of Agreement.  This Agreement shall terminate upon the date that
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all obligations of the parties hereto with respect to this Agreement have been satisfied.

     2.  At-Will Employment.  The Company and the Executive acknowledge that the
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Executive's employment is and shall continue to be at-will, as defined under applicable law, and may be terminated by either party at any time, with or without cause or notice. If the Executive's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in
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accordance with the Company's established employee plans or pursuant to other written agreements with the Company.

     3.  Change of Control Severance Benefits.
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         (a)  Involuntary Termination other than for Cause, Death or Disability
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or Voluntary Termination for Good Reason Following A Change of Control. If,
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within twelve (12) months following a Change of Control, Employee's employment is terminated (i) involuntarily by the Company other than for Cause, death or Disability or (ii) by the Executive pursuant to a Voluntary Termination for Good Reason, then, subject to Executive entering into a standard form of mutual release of claims with the Company, the Company shall provide Executive with the following benefits upon such termination:

              (i)   Severance Payment.  A lump-sum cash payment in an amount
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equal to two hundred percent (200%) of the Executive's Annual Compensation;

              (ii)  Continued Executive Benefits.  Company-paid health, dental,
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vision, long-term disability and life insurance coverage at the same level of coverage as was provided to such Executive immediately prior to the Change of Control and at the same ratio of Company premium payment to Executive premium payment as was in effect immediately prior to the Change of Control (the "Company-Paid Coverage"). If such coverage included the Executive's dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (A) one year from the date of termination, or (B) the date upon which the Executive and his dependents become covered under another employer's group health, dental, vision, long-term disability or life insurance plans that provide Executive and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Executive and his or her dependents shall be the date upon which the Company-Paid Coverage commences, and each month of Company-Paid Coverage provided hereunder shall offset a month of continuation coverage otherwise due under COBRA.

              (iii) Pro-Rated Bonus Payment.   A lump-sum cash payment equal to
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one hundred percent (100%) of the higher of (A) Executive's Target Bonus as in effect for the fiscal year in which the Change of Control occurs or (B) Executive's Target Bonus as in effect for the fiscal year in which Executive's termination occurs, pro-rated by multiplying such bonus amount in clause (A) or
(B), as applicable, by a fraction, the numerator of which shall be the number of days prior to Executive's termination during such fiscal year, and the denominator of which shall be three-hundred and sixty-five.

              (iv)  Equity Compensation Accelerated Vesting. One Hundred
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percent (100%) of the unvested portion of any stock option, restricted stock or other Company equity compensation held by the Executive shall be automatically accelerated in full so as to become completely vested.

         (b)  Voluntary Resignation.  If the Executive's employment terminates
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by reason of the Executive's voluntary resignation (and is not a Voluntary
Termination for Good Reason), then
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the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans or pursuant to other written agreements with the Company.

         (c)  Disability; Death.  If the Employee's employment with the Company
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terminates as a result of the Executive's Disability, or if Executive's employment is terminated due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans or pursuant to other written agreements with the Company.

         (d)  Termination for Cause.  If the Executive is terminated for Cause,
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then the Executive shall not be entitled to receive severance or other benefits.

         (e)  Termination Apart from Change of Control.  In the event the
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Executive's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve (12) month period following a Change of Control, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company's then existing severance and benefits plans or pursuant to other written agreements with the Company.

     4.  Definition of Terms.  The following terms referred to in this Agreement
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shall have the following meanings:

         (a)  Annual Compensation.  "Annual Compensation" shall mean an amount
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equal to Executive's Company annual base salary.

         (b)  Target Bonus. "Target Bonus" shall mean Executive's annual bonus,
              ------------
assuming one hundred percent (100%) "on target" satisfaction of any objective or subjective performance milestones.

         (c)  Cause.  "Cause" shall mean (i) an act of personal dishonesty
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taken by the Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Executive, (ii) Executive being convicted of a felony, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Executive of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that the Executive has not substantially performed his duties, continued violations by the Executive of the Executive's obligations to the Company which are demonstrably willful and deliberate on the Executive's part.

         (d)  Change of Control.  "Change of Control" means the occurrence of
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any of the following events:

              (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities who is not already such as of the Effective Date of this Agreement; or
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              (ii)   The consummation of the sale or disposition by the Company of all or substantially all the Company's assets; or

              (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

              (iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date upon which this Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

         (e)  Disability. "Disability" shall mean that the Executive has been
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unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such in-ability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

         (f)  Voluntary Termination for Good Reason. "Voluntary Termination for
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Good Reason" shall mean the Executive voluntarily resigns after the occurrence of any of the following (i) without the Executive's express written consent, a material reduction of the Executive's duties, title, authority or responsibilities, relative to the Executive's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Executive of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the senior vice-president of a business unit of the Company remains as such following a Change of Control) shall not by itself constitute grounds for a "Voluntary Termination for Good Reason;" (ii) without the Executive's express written consent, a material reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a reduction by the Company in the base salary of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the aggregate level of employee benefits, including bonuses, to which the Executive was entitled immediately prior to such reduction with the result that
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the Executive's aggregate benefits package is materially reduced (other than a reduction that generally applies to Company employees); (v) the relocation of the Executive to a facility or a location more than thirty-five (35) miles from the Executive's then present location, without the Executive's express written consent; (vi) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 6(a) below; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the Executive.

     5.  Non-Solicitation. In consideration for the severance benefits Executive
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is to receive herein, if any, Executive agrees that he or she will not, at any time during the one year following his or her termination date, directly or indirectly solicit any individuals to leave the Company's (or any of its subsidiaries') employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company (or any of its subsidiaries) and its current or prospective employees.

     6.  Successors.
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         (a)  Company's Successors. Any successor to the Company (whether direct
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or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any such successor to the Company which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

         (b)  Executive's Successors. The terms of this Agreement and all rights
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of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     7.  Notice.
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         (a)  General. Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or one day following mailing via Federal Express or similar overnight courier service. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b)  Notice of Termination. Any termination by the Company for Cause or
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by the Executive pursuant to a Voluntary Termination for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with Section 7(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than
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30 days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Voluntary Termination for Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

     8.  Miscellaneous Provisions.
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         (a)  No Duty to Mitigate. The Executive shall not be required to
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mitigate the value of any benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source.

         (b)  Waiver. No provision of this Agreement shall be modified, waived
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or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by two authorized officers of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c)  Whole Agreement. No agreements, representations or understandings
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(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same.

         (d)  Choice of Law. The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California.

         (e)  Severability. The invalidity or unenforceability of any provision
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or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (f)  Counterparts. This Agreement may be executed in counterparts, each
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of which shall be deemed an original, but all of which together will constitute one and the same instrument.
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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

                                    PC-TEL, INC.

                                    By:______________________________

                                    Title:___________________________

                                    Date:___________________

                                    EMPLOYEE

                                    _________________________________

                                    Date:___________________